Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

GOLDEN ARROW SPONSOR, LLC

By:	/s/ Jason Simon
	Name:	Jason Simon
	Title:	Attorney-in-Fact*

/s/ Jason Simon
Jason Simon, Attorney-in-Fact for Timothy Babich*

/s/ Jason Simon
Jason Simon, Attorney-in-Fact for Jacob Doft*

/s/ Jason Simon
Jason Simon, Attorney-in-Fact for Andrew Rechtschaffen*

/s/ Jason Simon
Jason Simon, Attorney-in-Fact for Lance Hirt*

**	The Powers of Attorney given by each of Golden Arrow Sponsor, LLC, Timothy Babich, Jacob Doft, Andrew Rechtschaffen and Lance Hirt were previously filed as exhibits 24.1 to the Form 3s filed with the SEC by (i) Golden Arrow Sponsor, LLC on March 19, 2021, (ii) Jacob Doft on March 17, 2021 and (iii) Timothy Babich, Andrew Rechtschaffen and Lance Hirt on March 16, 2021, and are each herein incorporated by reference.